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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountant, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 15, 1998 (except with respect to the matter discussed in Note 12, as to which the date is February 13, 1998) included or incorporated by reference in Abbott Laboratories' Form 10-K for the year ended December 31, 1997, and to all reference to our Firm included in this registration statement.

                                          Arthur Andersen LLP

Chicago, Illinois
September 14, 1998